                                                                    Exhibit 99.3


                                POWER OF ATTORNEY

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Memberworks Incorporated on January 16, 2002, Accession Number 0000912057-02-001523 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as
Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Memberworks Incorporated on January 16, 2002, Accession Number 0000912057-02-001523 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Memberworks Incorporated on January 16, 2002, Accession Number 0000912057-02-001523 and incorporated herein by reference.